UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-KA


          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:     December 2, 1998

               STARNET COMMUNICATIONS INTERNATIONAL INC.
        (Exact name of registrant as specified in its charter)

DELAWARE                         0-29290                 52-2027313
(State of incorporation)  (Commission File Number)   (IRS Employer ID No.)

425 Carrall Street, Mezzanine Level
Vancouver, B.C., Canada                                V6B 6E3
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (604) 685-7619

                                  N/A
 (Former name or former address, if changed since last report)

The 8-K filed on December 2, 1998 is hereby amended to read in its
------------------------------------------------------------------
entirety as follows:
--------------------


Item 5.     Other Events
            ------------

          Extension of Expiration Date of Equity Securities Issued Pursuant to Regulation S.

     (a) On December 2, 1997 the Registrant sold securities in the form of common shares and warrants (the "Securities") to seven separate sophisticated foreign investment groups for a total purchase price of $2,450,000. Each investor purchased 350,000 shares, with 350,000 warrants. A Form 8K was filed with the details of this sale dated December 2, 1997.

          (individually, the "Buyer", collectively, the "Buyers")

     (b) The Securities sold were in the form of common shares with warrants. Each share was sold for $1.00, with no additional consideration being paid for the warrant, for a total of 2,450,000 common shares being sold. The terms and conditions of the warrant are as follows: For each share purchased, the Buyer is entitled to a single warrant which may be exercised, within one year, at $2.00. Each warrant exercised at $2.00 entitles the purchaser to one share of Common Stock, and a second warrant (the "Piggyback Warrant"). Each Piggyback Warrant may be exercised, within one year of the Piggyback Warrant being issued, at $4.00. The exercising of the Piggyback Warrant entitles the purchaser to one share of Common Stock only.


     (c) On December 2, 1998 the Board of Directors approved the extension of the expiration date on the $2.00 warrants for an additional year. The warrants were to expire on December 2, 1998, and now are set to expire on December 2, 1999.


               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


Date:          March 18, 1999


(Registrant)   STARNET COMMUNICATIONS INTERNATIONAL INC.

By:       /s/ Christopher H. Zacharias
          ----------------------------
          Christopher H. Zacharias,  Secretary